ARHAUS ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS

Net Revenue Up 57.4% with Comparable Growth of 54.3%
Reaffirms Revenue Outlook and Raises Earnings Outlook for Full Year 2022

BOSTON HEIGHTS, Ohio—November 10, 2022—Arhaus, Inc. (NASDAQ: ARHS; “Arhaus” or the “Company”), a rapidly growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights
•Net revenue increased 57.4% to $320 million
•Comparable Growth(1) of 54.3%
•Net and Comprehensive Income of $37 million
•Adjusted Net Income of $38 million
•Adjusted EBITDA increased 86.6% to $57 million

Year-to-Date 2022 Highlights, through September 30
•Net revenue increased 56.2% to $873 million
•Comparable Growth(1) of 53.5%
•Net and Comprehensive Income of $90 million
•Adjusted Net Income of $95 million
•Adjusted EBITDA increased 64.6% to $148 million

2022 Outlook
•Net revenue of $1,173 million to $1,193 million
•Comparable Growth(1) of 43% to 48%
•Net and Comprehensive Income of $109 million to $115 million
•Adjusted EBITDA of $185 million to $192 million

CEO Comments

John Reed, Co-Founder and Chief Executive Officer, commented,

“We delivered another quarter of strong growth in revenue and earnings driven by outstanding execution by our team in implementing our growth strategies and managing our profitability, an improving supply chain and continued demand growth. As our industry faces a dynamic environment with inflationary pressure and macroeconomic challenges, our results in the quarter reflect the strength of our business.

“We are reaffirming our full year net revenue and comparable growth outlook for 2022 and raising our full year net income and adjusted EBITDA outlook. As we look to the future, we remain confident in our strategy and are focused on delivering long-term growth.”

Third Quarter 2022 Results

Net revenue increased 57.4% to $320 million, compared to $203 million in the third quarter of 2021. The increase was driven by strong demand in both Showroom and eCommerce channels, as well as continued improvements across our supply chain. Comparable growth(1) was 54.3% and demand comparable growth(2) was 15.8% in the third quarter of 2022.

Income from operations increased to $47 million, compared to $16 million in the third quarter of 2021, primarily driven by higher net revenue. The benefit from higher net revenue was partially offset by variable expense related to the increased net revenue, including higher product, transportation and variable rent expense, as well as higher credit card fees related to increased interest rates and demand. Also offsetting the benefit from increased net revenue was a $21 million increase in SG&A expenses to support the growth of the business, including additional warehouse expense as we expanded from one to three distribution centers year over year, and new public company related costs.

Net and comprehensive income was $37 million compared to $14 million in the third quarter of 2021. This increase was primarily driven by higher net revenue, partially offset by the above factors and a higher post-IPO tax rate. Adjusted net income was $38 million in the third quarter of 2022 compared to $20 million in the third quarter of 2021.

Adjusted EBITDA increased 86.6% to $57 million compared to $30 million in the third quarter of 2021. Adjusted EBITDA as a percent of net revenue increased 280 basis points to 17.7% in the third quarter of 2022, compared to 14.9% in the third quarter of 2021.

The Company ended the quarter with 80 total showrooms across 28 states.

Balance Sheet and Cash Flow Highlights, as of September 30, 2022

Cash and cash equivalents were $146 million, and the Company had no long-term debt at September 30, 2022. Net merchandise inventory increased 40.4% to $293 million, compared to $208 million as of December 31, 2021.

For the nine months ended September 30, 2022, net cash provided by operating activities was $58 million, compared to $141 million for the nine months ended September 30, 2021.

For the nine months ended September 30, 2022, net cash used in investing activities was approximately $37 million which includes landlord contributions of approximately $11 million and company-funded capital expenditures(3) of approximately $26 million. For the nine months ended September 30, 2021, net cash used in investing activities was approximately $30 million, which included landlord contributions of approximately $11 million and company-funded capital expenditures of approximately $18 million. The increase in company-funded capital expenditures was primarily driven by growth-related investments, including new distribution capacity and costs related to new Showroom openings and information technology.

Outlook

The table below presents our updated expectations for selected full year 2022 financial operating results and implied fourth quarter 2022 expectations derived from the outlook.

Full Year 2022	Current Guidance	Previous Guidance	Implied 4Q 2022
Net revenue	unchanged	$1,173 to $1,193 million	$300 to $320 million
Comparable growth(1)	unchanged	43% to 48%	24% to 32%
Net income(4)	$109 to $115 million	$92 to $98 million	$19 to $25 million
Adjusted EBITDA(5)	$185 to $192 million	$173 to $180 million	$36.5 to $43.5 million
Other estimates:
Company-funded capital expenditures(3)	$40 to $50 million	$55 to $65 million
Fully diluted shares	unchanged	~141 million
Effective tax rate	unchanged	~26%

________________________

(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(2) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(3) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(4) U.S. GAAP net income.
(5) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, and interest expense. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call

You are invited to listen to Arhaus’ conference call to discuss the third quarter 2022 financial results scheduled for today, November 10, 2022, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID is: 13725883.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.arhaus.com for approximately twelve months.

About Arhaus

Founded in 1986, Arhaus is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With 80 showrooms across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.

Investor Contact:

Wendy Watson
SVP, Investor Relations
(440) 439-7700
invest@arhaus.com

Non-GAAP Financial Measures

In addition to the results provided in accordance with GAAP, this press release and related tables include adjusted EBITDA, adjusted EBITDA as a percentage of net revenue and adjusted net income, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding GAAP measures. Please refer to the reconciliations of adjusted EBITDA and adjusted net income to the most directly comparable financial measures prepared in accordance with GAAP below.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “2022 Outlook” and “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on third-party transportation carriers and risks associated with increased freight and transportation costs; disruption in our receiving and distribution system, including delays in the integration of our new distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; our ability to obtain quality merchandise in sufficient quantities; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; the COVID-19 pandemic and its effect on our business; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to manage and maintain the growth rate of our business; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; compliance with applicable governmental regulations; effectively managing our eCommerce business and digital marketing efforts; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Furthermore, the potential impact of the COVID-19 pandemic on our business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect our forward-looking statements described above. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited, amounts in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$145,737	$123,777
Restricted cash equivalents	6,345	7,131
Accounts receivable, net	1,778	228
Merchandise inventory, net	292,571	208,343
Prepaid and other current assets	35,867	28,517
Total current assets	482,298	367,996
Operating right-of-use assets	224,921	—
Financing right-of-use assets	39,062	—
Property, furniture and equipment, net	128,783	179,631
Deferred tax asset	20,948	27,684
Goodwill	10,961	10,961
Other noncurrent assets	235	278
Total assets	$907,208	$586,550

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$58,455	$51,429
Accrued taxes	12,706	7,302
Accrued wages	17,498	16,524
Accrued other expenses	33,756	61,047
Client deposits	261,801	264,929
Current portion of operating lease liabilities	39,248	—
Current portion of financing lease liabilities	522	—
Total current liabilities	423,986	401,231
Operating lease liabilities, long-term	263,753	—
Financing lease liabilities, long-term	51,908	—
Capital lease obligation	—	50,525
Deferred rent and lease incentives	2,353	63,037
Other long-term liabilities	4,413	1,992
Total liabilities	$746,413	$516,785
Commitments and contingencies
Stockholders' equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 51,437,348 and 50,427,390 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	51	50
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 87,115,600 and 86,519,002 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	87	87
Accumulated Deficit	(26,948)	(116,581)
Additional Paid-in Capital	187,605	186,209
Total Arhaus, Inc. stockholders' equity	160,795	69,765
Total liabilities and stockholders' equity	$907,208	$586,550

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Comprehensive Income (Unaudited, amounts in thousands, except share and per share data)

	Nine months ended September 30,		Three months ended September 30,
	2022	2021	2022	2021
Net revenue	$872,595	$558,690	$320,030	$203,333
Cost of goods sold	505,561	325,710	183,739	118,522
Gross margin	367,034	232,980	136,291	84,811
Selling, general and administrative expenses	246,767	196,443	89,145	68,266
Loss on disposal of assets	—	466	—	452
Income from operations	120,267	36,071	47,146	16,093
Interest expense, net	3,367	4,091	751	1,365
Other income	(584)	—	(109)	—
Income before taxes	117,484	31,980	46,504	14,728
Income tax expense	27,851	1,704	9,568	500
Net and comprehensive income	$89,633	$30,276	$36,936	$14,228
Less: Net income attributable to noncontrolling interest	—	$17,499	$—	$8,231
Net and comprehensive income attributable to Arhaus, Inc.	$89,633	$12,777	$36,936	$5,997

Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	137,939,577	112,058,742	138,484,495	112,058,742
Net and comprehensive income per share, basic	$0.65	$0.11	$0.27	$0.05
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	139,545,802	112,058,742	139,845,333	112,058,742
Net and comprehensive income per share, diluted	$0.64	$0.11	$0.26	$0.05

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited, amounts in thousands)
	Nine months ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$89,633	$30,276
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	18,319	17,206
Amortization of operating lease right-of-use asset	21,976	—
Amortization of deferred financing fees and interest on finance lease in excess of principal paid	8,731	839
Equity based compensation	2,613	1,135
Deferred tax assets	5,458	—
Derivative expense	—	29,905
Loss on disposal of property, furniture and equipment	—	466
Amortization and write-off of lease incentives	(224)	(5,889)
Changes in operating assets and liabilities
Accounts receivable	(1,550)	240
Merchandise inventory	(84,228)	(62,533)
Prepaid and other current assets	(11,249)	(715)
Other noncurrent liabilities	456	(732)
Accounts payable	10,334	1,698
Accrued expenses	23,682	16,259
Operating lease liabilities	(22,586)	—
Deferred rent and lease incentives	—	6,959
Client deposits	(3,128)	106,076
Net cash provided by operating activities	58,237	141,190

Cash flows from investing activities
Purchases of property, furniture and equipment	(36,950)	(29,533)
Net cash used in investing activities	(36,950)	(29,533)

Cash flows from financing activities
Issuance of related party notes	—	(1,000)
Proceeds from related party notes	—	1,000
Principal payments under capital leases	—	(106)
Principal payments under finance leases	(113)	—
Shareholder distributions	—	(12,350)
Distributions to noncontrolling interest holders	—	(7,865)
Net cash used in financing activities	(113)	(20,321)
Net increase in cash, cash equivalents and restricted cash equivalents	21,174	91,336

Cash, cash equivalents and restricted cash equivalents
Beginning of period	130,908	64,002
End of period	$152,082	$155,338

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (continued) (Unaudited, amounts in thousands)
	Nine months ended September 30,
	2022	2021
Supplemental disclosure of cash flow information
Interest paid in cash	$3,858	$4,006
Interest received in cash	316	—
Income taxes paid in cash	20,579	1,394
Noncash operating activities:
Lease incentives	7,532	4,253
Noncash investing activities:
Purchase of property, furniture and equipment in accounts payable	2,661	(428)
Noncash financing activities:
Adjustment to deferred tax asset impact of Reorganization from partnership to a corporation	(1,278)	—
Derecognition of build-to-suit assets as a result of ASC 842 adoption	(31,017)	—
Property, furniture and equipment additions due to build-to-suit lease transactions	—	1,040
Capital contributions	62	—
Capital lease obligation	—	2,591

Arhaus, Inc. and Subsidiaries Reconciliation of Net and Comprehensive Income to Adjusted Net Income (Unaudited, amounts in thousands, except share and per share data)

	Nine months ended September 30,		Three months ended September 30,
	2022	2021	2022	2021
Net and comprehensive income	$89,633	$30,276	$36,936	$14,228
Adjustments (pre-tax):
Derivative expense (1)	—	29,905	—	100
Other expenses (2)	6,567	5,806	1,909	5,188
Total non-GAAP adjustments pre-tax	6,567	35,711	1,909	5,288
Less: Tax effect of adjustments (3)(4)	1,556	—	395	—
Adjusted net income	$94,644	$65,987	$38,450	$19,516

Adjusted net income per share, basic
Weighted-average number of common shares outstanding, basic	137,939,577	112,058,742	138,484,495	112,058,742
Adjusted net income per share, basic	$0.69	$0.59	$0.28	$0.17
Adjusted net income per share, diluted
Weighted-average number of common shares outstanding, diluted	139,545,802	112,058,742	139,845,333	112,058,742
Adjusted net income per share, diluted	$0.68	$0.59	$0.27	$0.17

(1) We repaid our term loan in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period. The Company used a portion of the net proceeds from the IPO to pay the derivative liability on November 8, 2021.
(2) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives. For the nine and three months ended September 30, 2022, other expenses consisted largely of $4.6 million and $1.6 million of costs related to the opening and set-up of our Dallas distribution center, respectively. For the nine and three months ended September 30, 2021, other expenses consisted primarily of $5.0 million and $3.5 million of costs related to the Reorganization and IPO and $1.5 million and $0.5 million of severance, signing bonuses and recruiting costs, respectively.
(3) The Company applied its normalized tax rate of 23.7% and 20.6% to the adjustment for the nine and three months ended September 30, 2022, respectively.
(4) Prior to the Reorganization and IPO, the Company was a limited liability company under the Internal Revenue Code with a partnership tax election and did not pay federal or most state corporate income taxes on its taxable income. Accordingly, the adjustments for the nine and three months ended September 30, 2021 are not tax affected.

Arhaus, Inc. and Subsidiaries Reconciliation of Net and Comprehensive Income to Adjusted EBITDA (Unaudited, amounts in thousands)

	Nine months ended September 30,		Three months ended September 30,
	2022	2021	2022	2021
Net and comprehensive income	$89,633	$30,276	$36,936	$14,228
Interest expense, net	3,367	4,091	751	1,365
Income tax expense	27,851	1,704	9,568	500
Depreciation and amortization	18,319	17,206	6,324	8,297
EBITDA	139,170	53,277	53,579	24,390
Equity based compensation	2,613	1,135	1,224	708
Derivative expense (1)	—	29,905	—	100
Other expenses (2)	6,567	5,806	1,909	5,188
Adjusted EBITDA	$148,350	$90,123	$56,712	$30,386

(1) We repaid our term loan in full on December 28, 2020. The derivative expense relates to the change in the fair value of the exit fee at the end of each reporting period. The Company used a portion of the net proceeds from the IPO to pay the derivative liability on November 8, 2021.
(2) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives. For the nine and three months ended September 30, 2022, other expenses consisted largely of $4.6 million and $1.6 million of costs related to the opening and set-up of our Dallas distribution center, respectively. For the nine and three months ended September 30, 2021, other expenses consisted primarily of $5.0 million and $3.5 million of costs related to the Reorganization and IPO and $1.5 million and $0.5 million of severance, signing bonuses and recruiting costs, respectively.